Exhibit 99.1

              OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT
                              RFS PARTNERSHIP, L.P.
                            RFS 2002 FINANCING, INC.
                 OFFER TO PURCHASE FOR CASH AND SOLICITATION OF
                   CONSENTS FOR ANY AND ALL OF ITS OUTSTANDING
                          9 3/4% SENIOR NOTES DUE 2012
                               CUSIP NO. 74956MAB6

         THE TENDER OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 27, 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS MAY BE EXTENDED, THE "EXPIRATION DATE"). IN ADDITION, HOLDERS (AS DEFINED HEREIN) MUST VALIDLY TENDER AND NOT VALIDLY WITHDRAW THEIR NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, APRIL 13, 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS MAY BE EXTENDED, THE "EARLY PARTICIPATION PAYMENT DATE"), TO BE ELIGIBLE TO RECEIVE AN ADDITIONAL PAYMENT OF $30.00 PER $1,000 PRINCIPAL AMOUNT OF NOTES ACCEPTED FOR PAYMENT IN THE TENDER OFFER (THE "EARLY PARTICIPATION PAYMENT").

         RFS Partnership, L.P. ("RFS LP"), and RFS 2002 Financing, Inc. ("Financing" together with RFS LP, the "Company") hereby offer to purchase for cash any and all of its outstanding 9 3/4% Senior Notes due 2012 (the "Notes") for $1,160.00 per $1,000 principal amount of the Notes (the "Total Consideration"). The Total Consideration includes an early participation payment of $30.00 per $1,000 principal amount (the "Early Participation Payment") of Notes payable to Holders (as defined herein) who validly tender the Notes and validly deliver their Consents (as defined herein) on or prior to the Early Participation Payment Date (as defined herein). Holders who tender their Notes after the Early Participation Payment Date and on or prior to the Expiration Date (as defined herein) will be entitled to receive the Total Consideration less the Early Participation Payment, or $1,130.00 per $1,000 principal amount of the Notes (the "Purchase Price"). In addition, accrued and unpaid interest on such $1,000 principal amount up to, but not including, the day of payment for (or deposit with Global Bondholder Services Corporation, as Depositary (the "Depositary"), of an amount sufficient to pay for) Notes accepted for purchase will be paid. The Notes were issued in an aggregate principal amount of $125,000,000 in February 2002, of which $79,450,000 (the "Outstanding Amount") were outstanding as of March 31, 2004.

         The offer (the "Tender Offer") is being made upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (the "Offer to Purchase") and the accompanying Letter of Transmittal and Consent (the "Letter of Transmittal" and, together with this Offer to Purchase, the "Offer Documents"). In conjunction with the Tender Offer, the Company is soliciting from the Holders of the Notes (the "Consent Solicitation") consents ("Consents") to proposed amendments to the Indenture (as defined herein) under which the Notes were issued. THE TENDER OFFER IS NOT CONDITIONED ON THE RECEIPT OF THE REQUISITE CONSENTS (AS DEFINED HEREIN) OR ON ANY MINIMUM AMOUNT OF NOTES BEING TENDERED.

         Any questions or requests for assistance concerning the Tender Offer and the Consent Solicitation may be directed to Banc of America Securities LLC (the "Dealer Manager" and the "Solicitation Agent") at the address and telephone numbers set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal or any other documents may be directed to Global Bondholder Services Corporation (the "Information Agent" and the "Depositary") at the address and telephone numbers set forth on the back cover of this Offer to Purchase. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee (each, a "Custodian") for assistance concerning the Tender Offer and the Consent Solicitation.

         The following table summarizes the material pricing terms and dates for the Purchase Price and the Early Participation Payment:


                                                 WITHDRAWAL
                                                DEADLINE AND
                   OUTSTANDING                     EARLY                                              EARLY
                    PRINCIPAL     TITLE OF     PARTICIPATION        EXPIRATION       PURCHASE     PARTICIPATION          TOTAL
  CUSIP NO.           AMOUNT      SECURITY      PAYMENT DATE            DATE           PRICE          PAYMENT         CONSIDERATION
  ---------           ------      --------      ------------            ----           -----          -------         -------------
74956MAB6        $79,450,000    9 3/4%          5:00 p.m.        12:00 Midnight    $1,130.00         $30.00           $1,160.00
                                Senior           Tuesday            Tuesday
                                Notes        April 13, 2004      April 27, 2004
                               due 2012

     NONE OF THE COMPANY, BANC OF AMERICA SECURITIES LLC, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION IN CONNECTION WITH THE TENDER OFFER OR THE CONSENT SOLICITATION.

             -------------------------------------------------------

 The Dealer Manager and the Solicitation Agent for the Tender Offer
                          and Consent Solicitation is:
                         BANC OF AMERICA SECURITIES LLC

March 31, 2004

Holders of Notes should take note of the following dates in connection with the Tender Offer and Consent Solicitation:


                    DATE                           Calendar Date                                  Event
                    ----                           -------------                                  -----

Early Participation Payment         5:00 p.m., New York City Time, on Tuesday,    The last day for Holders to tender Notes
Date                                April 13, 2004, unless extended by the        and deliver Consents in order to qualify
                                    Company in its sole discretion.               for the payment of the Total Consideration
                                                                                  which includes the Early Participation
                                                                                  Payment.

Withdrawal Deadline                 5:00 p.m., New York City Time, on Tuesday,    The last day for Holders towithdraw their tendered
                                    April 13, 2004, unless extended by the        Notes and revoke their Consents.
                                    Company in its sole discretion.

Expiration Date                     12:00 midnight, New York City Time, on        The last day for Holders to tender Notesand
                                    Tuesday, April 27, 2004, unless extended      deliver Consents pursuant to the Tender Offer and
                                    by the Company in its sole discretion.        Consent Solicitation.

Payment Date                        In respect of Notes that are validly          Payment for all Notes validly tendered on
                                    tendered on or prior to the Expiration        or prior to the Expiration Date and not
                                    Date (and not validly withdrawn), promptly    validly withdrawn.
                                    after the Expiration Date. The Company
                                    expects that this date will be the
                                    Business Day immediately following the
                                    Expiration Date.
Business Day
                                    Any day, other than Saturday, Sunday or a
                                    federal holiday, and consists of the time
                                    period from 12:01 a.m. through 12:00
                                    midnight, New York City Time.


                                     GENERAL

         In conjunction with the Tender Offer, the Company hereby solicits Consents to the adoption of certain amendments (the "Proposed Amendments") to the Indenture, dated as of February 26, 2002, as amended by Supplemental Indenture dated July 10, 2003 (the "Indenture"), among the Company and US Bank National Association, as Trustee (the "Trustee"), pursuant to which the Notes were issued, and to the execution and delivery by the Company and the Trustee of a second supplemental indenture containing the Proposed Amendments (the "Supplemental Indenture"). Any Holder (as defined below) who tenders Notes pursuant to the Tender Offer must also deliver a Consent to the Proposed Amendments and the execution and delivery of the Supplemental Indenture. Holders who validly tender their Notes pursuant to the Tender Offer will be deemed to have delivered their Consents by such tender. Additionally, Holders must tender their Notes in order to deliver a Consent.

         Upon the terms and subject to the Offer Documents, the Company hereby offers to pay each registered holder of the Notes (each a "Holder" and, collectively, the "Holders") who validly tenders (and does not validly withdraw) its Notes and validly delivers (and does not validly revoke) its Consent to the Proposed Amendments on or prior to the Early Participation Payment Date (assuming satisfaction or waiver of the conditions of the Tender Offer and Consent Solicitation described below) an amount in cash equal to the Total Consideration, which includes the Early Participation Payment. Such Holders are expected to receive payment of the Total Consideration promptly after the Expiration Date (which the Company expects will be the next Business Day) if such Notes are accepted for purchase (the "Payment Date"). Holders who validly tender their Notes subsequent to the Early Participation Payment Date and on or prior to the Expiration Date will receive the Purchase Price but will not be entitled to receive the Early Participation Payment. Payments of the Purchase Price for such Notes validly tendered after 5:00 p.m., New York City Time, on the Early Participation Payment Date but prior to 12:00 midnight, New York City Time, on the Expiration Date, and accepted for purchase are expected to be made on the Payment Date. In the event that the Tender Offer or the Consent Solicitation is withdrawn or otherwise not completed, none of the Purchase Price nor the Early Participation Payment will be paid or become payable.

         Tenders of Notes pursuant to the Tender Offer may be validly withdrawn and Consents delivered pursuant to the Consent Solicitation may be validly revoked at any time on or prior to the Withdrawal Deadline (but not thereafter) by following the procedures described herein under the captions "Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal Rights." A HOLDER MAY NOT VALIDLY REVOKE A CONSENT UNLESS SUCH HOLDER VALIDLY WITHDRAWS SUCH HOLDER'S PREVIOUSLY TENDERED NOTES.

         The Proposed Amendments require the consent (the "Requisite Consents") of the Holders of at least a majority of the Outstanding Amount. In the Consent Solicitation, the Company is seeking Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments will not be valid and the delivery of a Consent by a Holder is the delivery of a Consent to all of the Proposed Amendments. If the Requisite Consents with respect to the Proposed Amendments are obtained by the Early Participation Payment Date, the Company will execute the Supplemental Indenture containing the applicable Proposed Amendments promptly after the Early Participation Payment Date with such Proposed Amendments becoming operative on the Payment Date. If the Proposed Amendments become effective and operative, certain restrictive covenants and certain other related provisions of the Indenture will be amended or eliminated with respect to any Notes that remain outstanding after the consummation of this Tender Offer. In the event the Notes are not accepted for purchase by the Company for any reason, the Indenture will remain in effect in its present form. THE TENDER OFFER IS NOT CONDITIONED UPON RECEIPT OF REQUISITE CONSENTS FROM HOLDERS OF NOTES TO ADOPT THE PROPOSED AMENDMENTS.

         The Tender Offer will expire at midnight, Eastern Standard Time, on Tuesday, April 27, 2004, unless extended (the "Expiration Date"). Holders of Notes must validly tender Notes on or prior to the Expiration Date to be eligible to receive the Purchase Price (as defined below) set forth in the table above. In addition, Holders must validly tender and not validly withdraw their Notes on or prior to 5:00 p.m., New York City Time, on Tuesday, April, 13, 2004 (the "Early Participation Payment Date") to be eligible to receive an additional payment of $30 per $1,000 principal amount of Notes accepted for payment in the Tender Offer (the "Early Participation Payment"). Tenders of Notes may be withdrawn only on or prior to the Withdrawal Deadline. Holders of Notes who validly tender and not validly withdraw their Notes after the Early Participation Payment Date will not be eligible to receive the Early Participation Payment.

         Notwithstanding any other provision of the Tender Offer or the Consent Solicitation, the Company's obligation to accept for purchase, and to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is conditioned upon the General Conditions (as defined herein) having been satisfied or waived by the Company on or prior to the Expiration Date. The Company reserves the right to waive any and all conditions of the Tender Offer and the Consent Solicitation on or prior to the Expiration Date, as the case may be. See "Conditions of the Tender Offer and Consent Solicitation."

         The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) waive any condition to the Tender Offer or the Consent Solicitation, (ii) amend any of the terms of the Tender Offer or the Consent Solicitation or (iii) modify the Purchase Price or the Early Participation Payment provided that in the case of (iii), the Tender Offer will be extended for 10 business days. The foregoing rights are in addition to the Company's right to delay acceptance for payment of Notes tendered under the Tender Offer or the payment for Notes accepted for payment in order to comply in whole or in part with any applicable law, subject to Rule 14e-l(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

         In the event that the Tender Offer and the Consent Solicitation are terminated, withdrawn or otherwise not consummated on or prior to the Expiration Date, neither the Purchase Price nor the Early Participation Payment, as the case may be, will be paid or become payable to Holders who have validly tendered (and not validly withdrawn) their Notes in connection with the Tender Offer. In any such event, the Notes previously tendered pursuant to the Tender Offer will be promptly returned to the tendering Holders.

         SEE "CERTAIN CONSIDERATIONS" AND "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE TENDER OFFER AND THE CONSENT SOLICITATION, AND ALSO SEE "PROPOSED AMENDMENTS TO THE INDENTURE" AND ANNEX A HERETO FOR A DESCRIPTION OF THE PROPOSED AMENDMENTS AND THE CONSEQUENCES OF THE ADOPTION THEREOF TO HOLDERS OF UNPURCHASED NOTES.

         THIS OFFER TO PURCHASE CONSTITUTES NEITHER AN OFFER TO PURCHASE NOTES NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR CONSENT SOLICITATION UNDER APPLICABLE SECURITIES OR "BLUE SKY" LAWS. IN ACCORDANCE WITH VARIOUS STATE SECURITIES LAWS APPLICABLE TO THIS TENDER OFFER WHICH REQUIRE THIS TENDER OFFER TO BE MADE TO THE PUBLIC BY A LICENSED BROKER OR DEALER, THIS TENDER OFFER IS HEREBY MADE TO THE HOLDERS OF NOTES RESIDING IN THOSE STATES BY THE DEALER MANAGER ON BEHALF OF THE COMPANY. THE DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, SUBSEQUENT TO THE DATE THEREOF, OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED HEREIN BY REFERENCE OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS RESPECTIVE SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF.

                              IMPORTANT INFORMATION

         Any Holder desiring to tender Notes pursuant to the Tender Offer and deliver Consents pursuant to the Consent Solicitation should either: (i) in the case of a beneficial owner whose Notes are held in book-entry form, request such beneficial owner's Custodian to effect the transaction for such beneficial owner; or (ii) in the case of a

Holder who holds physical certificates evidencing such Notes, complete and sign the accompanying Letter of Transmittal (or a facsimile thereof) in accordance with the instructions set forth therein, have the signature thereon guaranteed (if required by Instruction 4 of the Letter of Transmittal), and deliver that manually signed Letter of Transmittal (or a facsimile thereof), together with the certificates evidencing the Notes and any other required documents, to the Depositary. Only registered holders of Notes are entitled to tender Notes and deliver Consents. A beneficial owner whose Notes are registered in the name of a Custodian must contact such Custodian if such beneficial owner desires to tender Notes and/or deliver Consents with respect to Notes so registered. See "Procedures for Tendering Notes and Delivering Consents."

         The Depositary and The Depository Trust Company ("DTC") have confirmed that the Tender Offer and the Consent Solicitation are eligible for DTC's Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Tender Offer and deliver Consents by causing DTC to transfer their Notes and indicate delivery of their Consents to the Depositary in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined herein) to the Depositary. Holders desiring to tender their Notes on the Early Participation Payment Date or the Expiration Date should note that such Holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on such respective date. See "Procedures for Tendering Notes and Delivering Consents."

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

         (a) RFS LP's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

         (b) Amendment No. 3 to the RFS LP's Registration Statement on Form S-4, filed on May 14, 2002.

         All documents filed by RFS LP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer to Purchase and prior to the expiration or termination of this Tender Offer shall be deemed to be incorporated by reference in this Offer to Purchase and to be a part hereof from the date of filing such documents.

         Any statement contained in this Offer to Purchase or incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained in any documents and reports filed by RFS LP pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer to Purchase modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase. Subject to the foregoing, all information appearing in this Offer to Purchase is qualified in its entirety by the information appearing in the documents incorporated by reference.

         RFS LP will provide without charge to each person to whom this Offer to Purchase is delivered, upon the request of such person, a copy of any or all the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to RFS Partnership, L.P. c/o CNL Hospitality Properties, Inc., 450 South Orange Avenue, Orlando, Florida 32801-3336, Attention: Brian Strickland, telephone no. (407) 650-1082. To obtain timely delivery of documents requested, requests for information must be made no later than five business days prior to the Expiration Date.

                              AVAILABLE INFORMATION

         RFS LP currently files periodic reports pursuant to the Exchange Act, in accordance with its obligations under the Indenture, and in accordance therewith files reports and other information with the Commission. Such reports and other information filed with the Commission by RFS LP may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov. Statements made in this Offer to Purchase concerning the provisions of any contract, agreement, indenture, security document or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement, indenture, security document or other document filed with the Commission, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION

          The information contained in this Offer to Purchase and in the documents incorporated by reference are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, its actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, terrorism, extended U.S. military combat operations, availability of capital from borrowings under the Company's line of credit and security agreement, continued availability of proceeds from our offerings, the Company's ability to obtain additional permanent financing on satisfactory terms, the Company's ability to continue to identify suitable investments, the Company's ability to continue to locate suitable managers and tenants for its properties and borrowers for mortgage loans, and the ability of such tenants and borrowers to make payments under their respective leases or mortgage loans. Given these uncertainties, the Company cautions you not to place undue reliance on such statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

         By its terms, the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available in the context of a tender offer.

         THIS OFFER TO PURCHASE (INCLUDING THE ANNEX HERETO) AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER AND THE CONSENT SOLICITATION.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS TENDER OFFER AND CONSENT SOLICITATION, OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DEALER MANAGER OR THE SOLICITATION AGENT.

                                TABLE OF CONTENTS

                                                                           Page
IMPORTANT INFORMATION.......................................................iii
DOCUMENTS INCORPORATED BY REFERENCE.........................................iv
AVAILABLE INFORMATION........................................................iv
STATEMENT REGARDING FORWARD-LOOKING INFORMATION..............................v
TABLE OF CONTENTS...........................................................vi
SUMMARY......................................................................1
THE COMPANY..................................................................5
PURPOSE AND BACKGROUND OF THE TENDER OFFER AND CONSENT SOLICITATION..........5
DESCRIPTION OF NOTES.........................................................6
CERTAIN CONSIDERATIONS.......................................................6
THE TENDER OFFER AND CONSENT SOLICITATION....................................7
PROPOSED AMENDMENTS TO THE INDENTURE.........................................9
EXPIRATION DATE; EXTENSION; AMENDMENT; TERMINATION..........................10
ACCEPTANCE OF NOTES FOR PURCHASE; PAYMENT FOR NOTES AND CONSENTS;...........11
PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS......................12
WITHDRAWAL OF TENDERS; REVOCATION OF CONSENTS; ABSENCE OF APPRAISAL RIGHTS..15
CONDITIONS OF THE TENDER OFFER AND CONSENT SOLICITATION.....................16
MARKET AND TRADING INFORMATION..............................................18
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................18
DEALER MANAGER; SOLICITATION AGENT INFORMATION AGENT; DEPOSITARY;...........21
MISCELLANEOUS...............................................................22
ANNEX A....................................................................A-1

                                     SUMMARY

The following summary is qualified in its entirely by the more detailed information appearing elsewhere or incorporated by reference in this Offer to Purchase, including the Annex hereto. Initially capitalized terms not otherwise defined in this summary have the meanings assigned to them elsewhere in this Offer to Purchase.


The Company.....................................      RFS Partnership, L.P. and RFS 2002 Financing, Inc.
                                                      (collectively, the "Company")

The Notes.......................................      9 3/4% Senior Notes due 2012.

The Tender Offer ...............................      The Company is offering to purchase for cash from each Holder, upon the terms and subject to the conditions set forth in the
                                                      Offer Documents, any and all of its outstanding Notes validly tendered and not validly withdrawn on or prior to the
                                                      Expiration Date. See "The Tender Offer and Consent
                                                      Solicitation."

The Consent Solicitation........................      In conjunction with the Tender Offer, the Company is
                                                      soliciting Consents from the Holders of Notes to the Proposed
                                                      Amendments and the execution and delivery of the Supplemental
                                                      Indenture. Any Holder who wants to tender Notes pursuant to the Tender Offer also must deliver a Consent to the Proposed
                                                      Amendments and the execution and delivery of the Supplemental
                                                      Indenture. Holders who validly tender (and do not validly
                                                      withdraw) their Notes pursuant to the Tender Offer will be deemed to have delivered their Consents by such tender. See
                                                      "The Tender Offer and Consent Solicitation."

Total Consideration.............................      The Total Consideration for each $1,000 principal amount of
                                                      Notes validly tendered (and not validly withdrawn) and
                                                      accepted for payment pursuant to the Tender Offer and valid delivery of Consents (which are not validly revoked) on or prior to the Early Participation Payment Date shall be
                                                      $1,160.00, payable in cash, which equals the sum of the Early
                                                      Participation Payment and the Purchase Price. In addition, each Holder will receive accrued and unpaid interest on such
                                                      $1,000 principal amount up to, but not including, the Payment
                                                      Date.

Early Participation Payment.....................      Holders who validly tender (and do not validly withdraw) their
                                                      Notes and validly deliver (and do not validly revoke) Consents on or prior to the Early Participation Payment Date shall be entitled to an Early Participation Payment equal to $30.00 for each $1,000 principal amount of their Notes validly tendered pursuant to the Tender Offer, which amount is included in the
                                                      Total Consideration.

Purchase Price..................................      The Total Consideration minus the Early Participation Payment is referred to as the Purchase Price, which is equal to
                                                      $1,130.00 per $1,000 principal amount of the Notes. Holders who validly tender their Notes and validly deliver Consents after the Early Participation Payment Date and on or prior to the Expiration Date will receive the Purchase Price, but will not be entitled to the Early Participation Payment.

                                       1

Early Participation Payment Date................      The Early Participation Payment Date is 5:00 p.m., New York
                                                      City Time, on Tuesday, April 13, 2004, unless extended by the
                                                      Company in its sole discretion. The term "Early Participation
                                                      Payment Date" means such time and date or, if the date is
                                                      extended, the latest time and date to which so extended. See
                                                      "Expiration Date; Extension; Amendment; Termination."

Withdrawal Deadline.............................      The Withdrawal Deadline is 5:00 p.m., New York City Time, on
                                                      Tuesday, April 13, 2004, unless extended by the Company in its sole discretion.

Expiration Date.................................      The Tender Offer and Consent Solicitation will expire at 12:00 midnight, New York City Time, on Tuesday, April 27, 2004,
                                                      unless extended by the Company in its sole discretion. The term "Expiration Date" means such time and date or, if the
                                                      Tender Offer and Consent Solicitation is extended, the latest time and date to which the Tender Offer and Consent
                                                      Solicitation is so extended. See "Expiration Date; Extension;
                                                      Amendment; Termination."

Purposes and Background of                            The principal purpose of the Tender Offer and the Consent
the Tender Offer and Consent                          Solicitation is to acquire all outstanding Notes and eliminate
Solicitation....................................      substantially all of the covenants of the Indenture. See
                                                      "Purpose and Background of the Tender Offer and Consent
                                                      Solicitation."

The Proposed Amendments.........................      The Proposed Amendments would amend or eliminate substantially all of the restrictive covenants and certain other related provisions of the Indenture. For a brief description of the
                                                      Proposed Amendments to the Indenture for which Consents are being sought pursuant to the Consent Solicitation, See
                                                      "Proposed Amendments to the Indenture." The Proposed
                                                      Amendments are set forth in Annex A attached hereto.

Requisite Consents..............................      The Proposed Amendments to the Indenture require the Consent of the Holders of a majority in aggregate principal amount of the Outstanding Amount.

Conditions to the Tender Offer and Consent            Consummation of the Tender Offer and Consent Solicitation is
Solicitation....................................      conditioned upon satisfaction of the certain conditions
                                                      referred to as the General Conditions. The Company reserves the right, in its sole discretion, to waive any and all
                                                      conditions of the Tender Offer and the Consent Solicitation on or prior to the Expiration Date. The Tender Offer is not conditioned on the receipt of the Requisite Consents or on any minimum amount of Notes being tendered. See "Conditions of the Tender Offer and Consent Solicitation."

Withdrawal Rights and                                 Tenders of Notes pursuant to the Tender Offer may be withdrawn
Revocation of Consents..........................      and Consents delivered pursuant to the Consent Solicitation may be validly revoked at any time on or prior to the
                                                      Withdrawal Deadline by following the procedures described
                                                      herein under the captions "Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal Rights." A valid
                                                      withdrawal of tendered Notes on or prior to the Withdrawal
                                                      Deadline shall

                                        2

                                                      be deemed a valid revocation of the related Consent. A
                                                      HOLDER MAY NOT VALIDLY REVOKE A CONSENT UNLESS SUCH HOLDER
                                                      VALIDLY WITHDRAWS SUCH HOLDER'S PREVIOUSLY TENDERED NOTES.
                                                      ANY NOTES TENDERED AND CONSENTS DELIVERED THAT ARE NOT
                                                      VALIDLY WITHDRAWN OR REVOKED ON OR PRIOR TO THE WITHDRAWAL
                                                      DEADLINE MAY NOT BE WITHDRAWN OR REVOKED THEREAFTER.

The Supplemental Indenture......................      The Company intends to execute and deliver the Supplemental
                                                      Indenture containing the Proposed Amendments on the earlier of the Early Participation Payment Date or the Payment Date,
                                                      provided that the Requisite Consents have then been obtained.
                                                      The Supplemental Indenture will become effective upon
                                                      execution by the Company and the Trustee, with the Proposed
                                                      Amendments becoming operative on the Payment Date. In the
                                                      event the Notes are not accepted for purchase by the Company for any reason, the Indenture will remain in effect in its present form.

Effect of Proposed                                    Any Notes not tendered and purchased pursuant to the Tender
Amendments on                                         Offer will remain outstanding. If the Requisite Consents are
Unpurchased Notes...............................      received with respect to the Proposed Amendments and such
                                                      Proposed Amendments become operative, such Notes that are
                                                      not purchased pursuant to the Tender Offer will not have the benefits of the covenants and certain other related
                                                      provisions that will be amended or eliminated from the
                                                      Indenture by the Proposed Amendments. See "Certain
                                                      Considerations - Effect of the Proposed Amendments on
                                                      Unpurchased Notes."

                                                      As a result of the consummation of the Tender Offer and the
                                                      Consent Solicitation, the aggregate principal amount of
                                                      Notes that remains outstanding is expected to be
                                                      significantly reduced, which may adversely affect the
                                                      liquidity and, consequently, the market prices for Notes, if any, that remain outstanding after consummation of the
                                                      Tender Offer and the Consent Solicitation. See "Certain
                                                      Considerations - Limited Trading Market."

Procedures for Tendering                              Any Holder desiring to tender Notes pursuant to the Tender
Notes and Delivering                                  Offer and deliver Consents pursuant to the Consent
Consents........................................      Solicitation should contact their Custodian if such beneficial owner desires to tender Notes and deliver Consents with
                                                      respect to Notes so registered. Only registered holders of
                                                      Notes are entitled to tender Notes and deliver Consents. A beneficial owner whose Notes are registered in the name of a
                                                      Custodian must contact such Custodian if such beneficial
                                                      owner desires to tender Notes and deliver Consents with
                                                      respect to such registered Notes. DTC participants may
                                                      electronically transmit their acceptance and the tender
                                                      offer by causing DTC to transfer their Notes to the
                                                      Depositary in accordance with DTC's ATOP procedures for such a transfer. In addition, DTC participants may deliver their
                                                      Consents as part of the electronic transmission of their
                                                      acceptance of the Tender Offer. See "Procedures for
                                                      Tendering Notes and Delivering Consents."


                                        3

Acceptance of Tendered                                Upon the terms of the Tender Offer and the Consent
Notes and Payment...............................      Solicitation and upon satisfaction or waiver of the conditions thereto, the Company will accept no later than the
                                                      Expiration Date for purchase all Notes validly tendered (or defectively tendered, if such defect has been waived by the
                                                      Company) and not validly withdrawn and for which no
                                                      withdrawal rights then exist.

                                                      Provided that the conditions to the Tender Offer have been satisfied or waived, payment for Notes purchased in the
                                                      Tender Offer, together with accrued and unpaid interest up to (but not including) the date of payment for such Notes to the Holders, shall be made on the Payment Date. Holders of
                                                      Notes that have been accepted by the Company by the Early
                                                      Participation Payment Date shall receive payment therefor on the Payment Date. Such payment shall be the Total
                                                      Consideration which shall include both the Purchase Price
                                                      and the Early Participation Payment. Holders of Notes that have been accepted by the Company following the Early
                                                      Participation Payment Date, but on or prior to the
                                                      Expiration Date, shall be entitled to receive the Purchase
                                                      Price only, and shall receive payment therefor on the
                                                      Payment Date. The Payment Date is expected to be the
                                                      Business Day immediately following the Expiration Date.

                                                      The Company reserves the right to accept for purchase and
                                                      pay for all Notes validly tendered on or prior to the
                                                      Expiration Date and to keep the Tender Offer open or extend the Early Participation Payment Date, the Withdrawal
                                                      Deadline and/or the Expiration Date to a later date and time announced by the Company and may waive all conditions to the
                                                      Tender Offer (other than proper tender) for Notes tendered on or prior to the Expiration Date. See "Acceptance of Notes for Purchase; Payment for Notes and Consents."

Material United States                                For a discussion of United States federal income tax
Federal Income Tax                                    considerations of the Tender Offer and the Consent
Considerations..................................      Solicitation applicable to Holders of Notes, see "Material
                                                      United States Federal Income Tax Considerations."

Certain Considerations..........................      For a discussion of certain considerations in deciding whether to participate in the Tender Offer and the Consent
                                                      Solicitation, see "Certain Considerations."
Dealer Manager and
Solicitation Agent..............................      Banc of America Securities LLC.

Information Agent and Depositary................      Global Bondholder Services Corporation.


                                   THE COMPANY

          RFS LP is a Tennessee limited partnership. Financing is a Tennessee corporation and a wholly owned subsidiary of RFS LP, and was formed to facilitate the issuance of the Notes. On July 10, 2003, RFS Hotel Investors, Inc. ("RFS"), the former parent of the Company and the Company, were acquired by subsidiaries of CNL Hospitality Properties, Inc. ("CNL"). Pursuant to the acquisition, RFS was merged with and into a subsidiary of CNL and RFS ceased to exist as a separate corporate entity. Further, pursuant to the acquisition, a subsidiary of CNL was merged with and into the Company and the Company continues to exist as separate entities and as wholly owned indirect subsidiaries of CNL.

          As of December 31, 2003, the Company owns interests in 62 hotels with 9,399 rooms in 26 states at December 31, 2003. All but two of the Company's hotels operated under franchises from nationally recognized franchisors such as Marriott International, Inc., Hilton Hotels Corporation, Starwood Hotels & Resorts, Inc., Wyndham Hotels and Resorts and Six Continents PLC.

          At December 31, 2003, the Company leased seven hotels to three third-party lessees and three hotels to taxable Real Estate Investment Trust subsidiaries owned by CNL, but not owned by the Company. At such time, thirteen hotels were managed by Hilton Hotels Corporation, ten hotels were managed by Marriott International, 28 hotels were managed by Interstate Hotels and Resorts, and eleven other hotels were managed by six other independent management companies. On January 31, 2004, the management of five hotels was transferred from Interstate to Hilton (two hotels) and Marriott (three hotels).

          Although the Company is a wholly owned, indirect subsidiary of CNL, CNL does not have any obligations under the Notes or the Indenture.


                   PURPOSE AND BACKGROUND OF THE TENDER OFFER
                            AND CONSENT SOLICITATION

         The principal purpose of the Tender Offer and the Consent Solicitation is to acquire all of the outstanding Notes and eliminate substantially all of the covenants and certain events of default and amend certain related provisions of the Indenture.

         The total amount of funds required to purchase all of the Notes sought pursuant to the Tender Offer, to pay all accrued and unpaid interest on the Notes, and to pay all fees and expenses in connection therewith is expected to be approximately $95 million, assuming all outstanding Notes are validly tendered on or prior to the Early Participation Payment Date. The Company intends to obtain these funds from borrowings, in the form of debt financing, from its parent, CNL Hospitality Properties, Inc., on or prior to the Payment Date. CNL Hospitality Properties, Inc. may subsequently obtain funds by accessing the debt and/or equity capital markets.

         The Company is not making any recommendation to the Holders as to whether to tender or refrain from tendering all or any portion of the Notes or as to whether the Holders should furnish the requested Consent or withhold such Consent with respect to all or any portion of such Holders' Notes. Each Holder must decide whether to tender Notes or furnish or withhold Consents, and if tendering, the amount of Notes to tender. The Holders are urged to carefully review all of the information contained or incorporated by reference in this Offer to Purchase and Consent Solicitation.

                              DESCRIPTION OF NOTES

         The Notes were issued pursuant to the Indenture between the Company and the Trustee. The terms of the Notes are those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms and the Holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. Copies of the Indenture are available from the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase.

         The Notes were issued in February 2002 in an original aggregate principal amount of $125,000,000, $79,450,000 of which remained outstanding as of March 31, 2004. Interest on the Notes is payable semiannually, on each March 1 and September 1 to the persons in whose names the Notes are registered at the close of business on the February 15 and August 15 prior to the payment date, at an annual rate of 9 3/4%.


         At any time prior to March 1, 2007 and at the option of the Company, the Notes are redeemable, in whole or in part, in cash, at a redemption price equal to the greater of (i) 104.875% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest (and Liquidated Damages, if any (as defined in the Indenture) and (ii) the "Make-Whole Premium" (as defined below), plus to the extent not included in the Make-Whole Premium, accrued and unpaid interest (and Liquidated Damages, if any) to, but not including, the redemption date. The Make-Whole Premium is the sum of the present values of the remaining scheduled payments of interest, principal and premium on the Notes (not including any portion of such payments of interest accrued as of the date of redemption) as if the Notes were redeemed on March 1, 2007 pursuant to Section
3.7 of the Indenture on such date, discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture) plus 50 basis points.


          At any time on or after March 1, 2007 and at the option of the Company, the Notes are redeemable in whole or in part, for cash at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing March 1 of the years indicated below, in each case together with accrued and unpaid interest (and Liquidated Damages, if any) as follows:


              YEAR                            PERCENTAGE
              ----                            ----------

              2007                            104.875%
              2008                            103.250%
              2009                            101.625%
              2010 and thereafter             100.000%

         For a list of certain of the covenants contained in the Indenture, see "Proposed Amendments to the Indenture."

                             CERTAIN CONSIDERATIONS

         IN DECIDING WHETHER TO PARTICIPATE IN THE TENDER OFFER AND THE CONSENT SOLICITATION, EACH HOLDER SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE, THE FOLLOWING:

LIMITED TRADING MARKET

         To the extent that Notes are traded, prices for the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. In addition, quotations for securities that are not widely traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. Holders of Notes are urged to contact their brokers to obtain the best available information as to current market prices. To the extent that Notes are tendered and accepted in the Tender Offer, the trading market for the Notes would become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. Therefore, the market price for Notes not tendered or not purchased may be affected adversely to the extent that the principal amount of Notes tendered pursuant to the Tender Offer reduces the float. The reduced float may also tend to make the trading price more volatile. Holders of Notes not tendered or not purchased may attempt to obtain quotations for their Notes from their brokers; however, there can be no assurance that any trading market will exist for the Notes following consummation of the Tender Offer. The extent of the public market for the Notes following consummation of the Tender Offer will depend upon, among other things, the remaining outstanding principal amount of Notes after the Tender Offer, the number of Holders of such Notes remaining at such time and the interest in maintaining a market in the Notes on the part of securities firms and other factors. The Company does not intend to create or sustain a market for any Notes that remain outstanding following consummation of the Tender Offer.

EFFECT OF THE PROPOSED AMENDMENTS ON UNPURCHASED NOTES

         If the Tender Offer is consummated and the Proposed Amendments become operative, Holders of Notes that are not purchased pursuant to the Tender Offer for any reason will no longer be entitled to the benefits of certain covenants, and certain other provisions of the Indenture after such provisions have been eliminated by such Proposed Amendments. The Proposed Amendments to the Indenture would delete most restrictive provisions, including, without limitation, covenants relating to the Company's ability to incur indebtedness, suffer liens, pay dividends, merge or consolidate with another entity, make payments or other distributions to Affiliates, and take other actions that would otherwise be restricted under the Indenture. See "Annex A-The Proposed Amendments." The elimination of the foregoing provisions would permit the Company to take actions that could increase the credit risks faced by the Holders of any remaining Notes, adversely affect the market price of such Notes or otherwise be adverse to the interests of the Holders of such remaining Notes.

         The Proposed Amendments will not relieve the Company from its obligation to make scheduled payments of principal and accrued interest on the Notes not purchased pursuant to the Tender Offer in accordance with the terms of the Indenture as currently in effect. Although it is anticipated that the Company will be subject to restrictive covenants contained in other agreements, Holders whose Notes are not purchased in the Tender Offer will not be able to enforce these other covenants and such other covenants will be subject to change without the consent of such Holders.

THE TENDER OFFER AND CONSENT SOLICITATION ARE SUBJECT TO CERTAIN CONDITIONS

         The consummation of the Tender Offer and Consent Solicitation is subject to the satisfaction of several conditions. See "Conditions to Tender Offer and the Consent Solicitation." There can be no assurance that such conditions will be met or that, in the event the Tender Offer or Consent Solicitation is not consummated, the market value and liquidity of the applicable Notes will not be materially adversely affected.

PRICING OF THE NOTES

         Neither the Purchase Price nor the Early Participation Payment reflects an independent valuation of the Notes and does not take into account events or changes in financial markets (including interest rates) after the commencement of the Tender Offer.

         The Company has not obtained or requested a fairness opinion from any banking or other firm as to the fairness of the Purchase Price or Early Participation Payment. If you tender your Notes, you may or may not receive more or as much value than if you choose to keep them.

                    THE TENDER OFFER AND CONSENT SOLICITATION

         THE OFFER DOCUMENTS CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER AND THE CONSENT SOLICITATION.

INTRODUCTION

         The Company hereby offers, upon the terms and subject to the conditions set forth in the Offer Documents, to purchase for cash any and all of the outstanding Notes that are validly tendered (and not validly withdrawn) to the

Depositary on or prior to the Expiration Date for the consideration as described below. The Company will accept tenders of Notes in principal amounts of $1,000 or integral multiples thereof.

TOTAL CONSIDERATION AND PURCHASE PRICE

         The Total Consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for payment pursuant to the Tender Offer on or prior to the Early Participation Payment Date shall be $1,160.00 payable in cash. The Total Consideration includes an Early Participation Payment of $30.00 per $1,000 principal amount of Notes payable only to Holders who tender their Notes and deliver Consents on or prior to the Early Participation Payment Date. The Purchase Price for each $1,000 principal amount of Notes being tendered pursuant to the Tender Offer will equal the Total Consideration minus the Early Participation Payment, or $1,130.00 per $1,000 principal amount of Notes. In addition, each Holder will receive accrued and unpaid interest on such $1,000 principal amount up to, but not including, the Payment Date.

         Upon the terms and subject to the conditions set forth in the Offer to Purchase, the Company will pay the Total Consideration to Holders who validly tender their (and do not validly withdraw) Notes and deliver (and do not validly revoke) Consents on or prior to the Early Participation Payment Date. Tendering Holders are expected to receive such payment on the Payment Date. Holders who validly tender their Notes and deliver Consents after the Early Participation Payment Date and on or prior to the Expiration Date will receive the Purchase Price on the Payment Date. Company will also pay all accrued and unpaid interest up to, but not including, the Payment Date.

         Payment for Notes validly tendered (and not validly withdrawn) and accepted for payment will be made by the deposit of immediately available funds by the Company with the Depositary. The Depositary will act as agent for the tendering Holders for the purpose of receiving payments from the Company and transmitting such payments to Holders.

EARLY PARTICIPATION PAYMENT

         The Company will make Early Participation Payments in cash equal to $30.00 for each $1,000 principal amount of Notes which have been validly delivered (and not validly withdrawn) to the Depositary on or prior to the Early Participation Payment Date. Holders who desire to tender their Notes pursuant to the Tender Offer and receive the Total Consideration (i.e., the Purchase Price and the Early Participation Payment) are required to deliver Consents to the Proposed Amendments. If a Holder's Notes are not validly tendered pursuant to the Tender Offer on or prior to the Early Participation Payment Date or such Holder's Consent either is not validly delivered, or is validly revoked and not validly redelivered, on or prior to the Withdrawal Deadline, such Holder will not receive an Early Participation Payment, even though, assuming the Requisite Consents are obtained and the Supplemental Indenture is executed, the Proposed Amendments become effective and operative as to any of such Holder's Notes that are not purchased in the Tender Offer. See "Proposed Amendments to the Indenture."

         THE PURCHASE PRICE AND THE EARLY PARTICIPATION PAYMENT WILL BE PAID ON THE PAYMENT DATE ASSUMING THE NOTES ARE ACCEPTED FOR PURCHASE AND THE CONDITIONS OF THE TENDER OFFER AND CONSENT SOLICITATION HAVE BEEN SATISFIED OR WAIVED AS OF THE EXPIRATION DATE. HOLDERS WHO VALIDLY TENDER THEIR NOTES AND DELIVER CONSENTS AFTER THE EARLY PARTICIPATION PAYMENT DATE WILL RECEIVE THE PURCHASE PRICE, BUT ARE NOT ENTITLED TO RECEIVE THE EARLY PARTICIPATION PAYMENT.

         Tenders of Notes may be validly withdrawn and Consents delivered pursuant to the Consent Solicitation may be validly revoked, at any time on or prior to the Withdrawal Deadline by following the procedures described herein. A Holder may not validly revoke a Consent unless such Holder validly withdraws such Holder's previously tendered Notes and the valid withdrawal of a Holder's previously tendered Notes will constitute the concurrent valid revocation of such Holder's Consent. Any Notes tendered and Consents delivered that are not validly withdrawn or revoked on or prior to the Withdrawal Deadline may not be withdrawn or revoked thereafter. A Holder who validly withdraws previously tendered Notes will not receive the Purchase Price or an Early Participation Payment, unless such Notes are re-tendered on or prior to the Early Participation Payment Date (in which case the Holder will receive the Total Consideration) or on or prior to the Expiration Date (in which case the Holder will be entitled to receive the Purchase Price only).

         The Company has reserved the right to extend, amend or terminate the Tender Offer and the Consent Solicitation. See "Expiration Date; Extension; Amendment; Termination."

                      PROPOSED AMENDMENTS TO THE INDENTURE

         The Company is soliciting the Consents of the Holders to the Proposed Amendments substantially in the form of Annex A hereto and to the execution and delivery by the Company of the Supplemental Indenture to effect the Proposed Amendments. All statements herein regarding the substance of any provision of the Proposed Amendments and the Indenture are qualified in their entirety by reference to the language set forth in Annex A and to the Indenture. Initially capitalized terms used below that are not otherwise defined herein shall have the meanings assigned to them in the Indenture. Copies of the Indenture are available upon request from the Information Agent at the address and telephone number set forth on the back cover of this Offer to Purchase.

          DELETION OF COVENANTS IN THE INDENTURE. If the Proposed Amendments become operative, the restrictive covenants and the events of defaults set forth below will be deleted from the Indenture, as well as the Events of Defaults relating to such covenants. The Proposed Amendments may also delete those definitions from the Indenture that are used only in provisions that would be eliminated as a result of the elimination of the following provisions and cross-references to provisions in the Indenture that have been deleted as a result of the Proposed Amendments will be revised to reflect such deletions.

         IF THE REQUISITE CONSENTS ARE RECEIVED FROM AT LEAST THE HOLDERS OF A MAJORITY OF THE OUTSTANDING AMOUNT, THE FOLLOWING SECTIONS OF THE INDENTURE WILL BE ELIMINATED:

        Section 4.3.             SEC Reports, and Reports to Holders;

        Section 4.4              Compliance Certificate

        Section 4.5              Taxes;

        Section 4.7.             Limitation on Incurrence of Additional Indebtedness and
                                 Disqualified Capital Stock;

        Section 4.8              Limitation on Liens;

        Section 4.9              Limitation on Restricted Payments;

        Section 4.10.            Limitation on Dividends and Other Payment Restrictions Affecting
                                 Subsidiaries;

        Section 4.11             Limitations on Lines of Business;

        Section 4.12.            Limitation on Transactions with Affiliates;

        Section 4.15             Limitation on Issuances of Guarantees by Subsidiaries;

        Section 4.16             Limitation on Layering Indebtness;

        Section 4.17             Restriction on Activities of Finance;

        Section 4.18             Limitation on Status as Investment Company;

        Section 4.19             Maintenance of Properties and Insurance;

        Section 4.20             Corporate Existence;

                                       9

        Section 5.1.             Merger, Consolidation or Sale of Assets;

        Section 5.2.             Successor Corporation Substituted; and

        Section 6.1(3),          Events of Default.
        Section 6.1(4),
        Section 6.1(5),
        Section 6.1(6),
        Section 6.1(7),
        Section 6.1(8)

GENERAL

         The Proposed Amendments will be set forth in the Supplemental Indenture. The Supplemental Indenture will be executed by the Company and the Trustee on the earlier of the Early Participation Payment Date or the Payment Date, provided that on such date the Requisite Consents have been obtained. Pursuant to the terms of the Indenture, the Proposed Amendments require the Consent of the Holders of a majority in aggregate principal amount of the Outstanding Amount. The Supplemental Indenture will become effective upon execution by the Company and the Trustee, but will provide that the applicable Proposed Amendments will not become operative until the Payment Date. The Indenture will remain in effect, without giving effect to any of the Proposed Amendments, until any such Proposed Amendments become operative on the Payment Date. The Proposed Amendments are being presented as one proposal. Consequently, the delivery of a Consent by a Holder is the delivery of a Consent to all of the Proposed Amendments and a Consent purporting to consent to only some of the Proposed Amendments will not be valid. The Tender Offer is not conditioned on the receipt of the Requisite Consents.

         IF THE SUPPLEMENTAL INDENTURE IS EXECUTED AND THE PROPOSED AMENDMENTS BECOME OPERATIVE, THE HOLDERS OF NOTES THAT ARE NOT PURCHASED FOR ANY REASON WILL BE BOUND THEREBY EVEN THOUGH THEY HAVE NOT CONSENTED TO SUCH PROPOSED AMENDMENTS. SEE "CERTAIN CONSIDERATIONS."

               EXPIRATION DATE; EXTENSION; AMENDMENT; TERMINATION

         The Tender Offer and Consent Solicitation will expire at 12:00 midnight, New York City Time, on Tuesday, April 27, 2004, unless extended by the Company in its sole discretion. The Early Participation Payment Date will expire at 5:00 p.m., New York City Time, on Tuesday, April 13, 2004 unless extended by the Company in its sole discretion. In the event the Tender Offer and the Consent Solicitation are extended, the terms "Expiration Date" and "Expiration" with respect to such extended Tender Offer and Consent Solicitation shall mean the time and date on which the Tender Offer and the Consent Solicitation, as so extended, shall expire. The Company expressly reserves the right to extend the Tender Offer, the Consent Solicitation and/or the Early Participation Payment Date from time to time or for such period or periods as it may determine in its sole discretion by giving oral (to be confirmed in writing) or written notice of such extension to the Depositary and by making a public announcement by press release to the Dow Jones News Service at or prior to 9:00 a.m., New York City Time, on the next business day following the previously scheduled Early Participation Payment Date or Expiration Date, as the case may be. During any extension of the Tender Offer, all Notes previously tendered and not accepted for purchase will remain subject to the Tender Offer and may, subject to the terms and conditions of the Tender Offer, be accepted for purchase by the Company. During any extension of the Consent Solicitation, all Consents validly delivered to the Depositary will remain effective unless validly revoked on or prior to such Expiration. In the event that the term "Early Participation Payment Date" is extended, the Early Participation Payment Date with respect to the Tender Offer and the Consent Solicitation will mean the time and date on which the Early Participation Payment Date, as so extended, shall expire.

         To the extent it is legally permitted to do so, the Company expressly reserves the absolute right, in its sole discretion, to at any time (i) waive any condition to the Tender Offer or the Consent Solicitation, (ii) amend any of the terms of the Tender Offer or the Consent Solicitation or (iii) modify the Purchase Price or the Early Participation Payment, provided that in the case of
(iii), the Tender Offer will be extended for 10 business days. Any waiver, amendment or modification of the Tender Offer or the Consent Solicitation will apply to all Notes tendered pursuant to the Tender Offer. If the Company makes a material change in the terms of the Tender Offer or waives a material condition of the Tender Offer, the Company will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Depositary and will disseminate additional Offer Documents and will extend the Tender Offer to the extent required by law. If the Consent Solicitation is amended on or prior to the Expiration Date in a manner determined by the Company to constitute a material change to Holders of the Notes, the Company will promptly give oral (to be confirmed in writing) or written notice of such amendment to the Depositary, disseminate additional Consent Solicitation materials and, if necessary, extend the Consent Solicitation for a period deemed by the Company to be adequate to permit Holders of the Notes to deliver or revoke their Consents. If any such amendment occurs after the Early Participation Payment Date, the Company may terminate the Supplemental Indenture, if executed, and the Company may solicit Consents for a revised supplemental indenture.

         In the event that the Tender Offer and the Consent Solicitation are withdrawn or otherwise not completed, the Purchase Price and Early Participation Payment will not be paid or become payable. See "Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal Rights" and "Conditions of the Tender Offer and Consent Solicitation."

                        ACCEPTANCE OF NOTES FOR PURCHASE;
                         PAYMENT FOR NOTES AND CONSENTS

         Upon the terms and subject to the conditions of the Tender Offer, the Company will accept for purchase, no later than the Expiration Date, Notes validly tendered pursuant to the Tender Offer (or defectively tendered, if such defect has been waived by the Company) and not validly withdrawn upon the satisfaction or waiver of the conditions to the Tender Offer specified herein under "Conditions of the Tender Offer and Consent Solicitation." The Company will pay for Notes accepted on the Payment Date. The Company reserves the right to accept for purchase and pay for all Notes validly tendered on or prior to the Expiration Date and to keep the Tender Offer open or extend the Expiration Date to a later date and time announced by the Company.

         The Company expressly reserves the right, in its sole discretion, to delay acceptance for purchase of Notes tendered under the Tender Offer or the payment for Notes accepted for purchase (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer), or to terminate the Tender Offer and not accept for purchase any Notes not theretofore accepted for purchase, if any of the conditions set forth under "Conditions of the Tender Offer and Consent Solicitation" shall not have been satisfied or waived by the Company or in order to comply in whole or in part with any applicable law. In all cases, payment for Notes accepted for purchase pursuant to the Tender Offer will be made only on the Payment Date after timely receipt by the Depositary of certificates representing the Notes (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal related thereto (or a facsimile thereof or satisfaction of DTC's ATOP procedures) and any other documents required thereby.

         For purposes of the Tender Offer, the Company will be deemed to have accepted for purchase validly tendered Notes (or defectively tendered Notes, if such defect has been waived by the Company) if, as and when the Company gives oral (confirmed in writing) or written notice thereof to the Depositary. Payment for Notes accepted for purchase in the Tender Offer will be made by the Company by depositing such payment with the Depositary, which will act as agent for the tendering and consenting Holders for the purpose of receiving the Purchase Price and the Early Participation Payment, if any, and transmitting such Purchase Price and Early Participation Payment (and accrued and unpaid interest up to, but not including, the Payment Date) to such Holders. Upon the terms and subject to the conditions of the Tender Offer, delivery by the Depositary of the Purchase Price shall be made on the Payment Date for Notes that have been validly delivered and not validly withdrawn.

         Tenders of Notes and delivery of Consents pursuant to the Tender Offer and the Consent Solicitation will be accepted only in principal amounts equal to $1,000 or any integral multiple thereof.

         If, for any reason, acceptance for purchase of, or payment for, validly tendered Notes pursuant to the Tender Offer is delayed or the Company is unable to accept for purchase, or to pay for, validly tendered Notes pursuant to the Tender Offer, then the Depositary may, nevertheless, on behalf of the Company, retain tendered

Notes, without prejudice to the rights of the Company described under "Expiration Date; Extension; Amendment; Termination," "Conditions of the Tender Offer and Consent Solicitation" and "Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal Rights" (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer).

         If any tendered Notes are not accepted for purchase for any reason pursuant to the terms and conditions of the Tender Offer, or if certificates are submitted evidencing more Notes than those which are tendered, certificates evidencing unpurchased Notes will be returned, without expense, to the tendering Holder, unless otherwise requested by such Holder under "Special Delivery Instructions" in the Letter of Transmittal (or, in the case of any Notes tendered by book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility (as defined below) pursuant to the procedures set forth under the caption "Procedures for Tendering Notes and Delivering Consents-Book-Entry Transfer," such Notes will be credited to the account maintained at the Book-Entry Transfer Facility from which such Notes were delivered), promptly following the Expiration Date or the termination of the Tender Offer.

         The Company reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its respective affiliates, the right to purchase all or any portion of the Notes tendered pursuant to the Tender Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Tender Offer or the Consent Solicitation and will in no way prejudice the rights of tendering Holders to receive payment for their Notes validly tendered and not validly withdrawn and accepted for payment pursuant to the Tender Offer.

         HOLDERS WHOSE NOTES ARE TENDERED AND ACCEPTED FOR PURCHASE PURSUANT TO THE TENDER OFFER WILL BE ENTITLED TO ACCRUED AND UNPAID INTEREST ON THEIR NOTES UP TO, BUT NOT INCLUDING, THE PAYMENT DATE. UNDER NO CIRCUMSTANCES WILL ANY ADDITIONAL INTEREST BE PAYABLE BECAUSE OF ANY DELAY IN THE TRANSMISSION OF FUNDS TO THE HOLDERS OF PURCHASED NOTES OR OTHERWISE.

         Tendering Holders of Notes purchased in the Tender Offer will not be obligated to pay brokerage commissions, fees or transfer taxes with respect to the purchase of their Notes unless the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on a Letter of Transmittal has been completed, as described in the Instructions thereto. The Company will pay all other charges and expenses in connection with the Tender Offer. See "Dealer Manager; Solicitation Agent; Information Agent; Depositary" and "Miscellaneous."

         From time to time after the Expiration Date or termination of the Tender Offer, the Company or its affiliates may acquire any Notes that are not tendered pursuant to the Tender Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, defeasance, redemption or otherwise, upon such terms and at such prices as the Company may determine (or as may be provided for in the Indenture), which may be more or less than the price to be paid pursuant to the Tender Offer and the Consent Solicitation and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Company or its affiliates will choose to pursue in the future.

                       PROCEDURES FOR TENDERING NOTES AND
                               DELIVERING CONSENTS

         THE TENDER OF NOTES PURSUANT TO THE TENDER OFFER AND IN ACCORDANCE WITH THE PROCEDURES DESCRIBED BELOW WILL BE DEEMED TO CONSTITUTE DELIVERY OF A CONSENT WITH RESPECT TO THE NOTES TENDERED. HOLDERS WHO TENDER THEIR NOTES PURSUANT TO THE TENDER OFFER ARE OBLIGATED TO DELIVER THEIR CONSENT TO THE PROPOSED AMENDMENTS AND TO THE EXECUTION AND DELIVERY OF THE SUPPLEMENTAL INDENTURE. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THEIR NOTES PURSUANT TO THE TENDER OFFER. A defective tender of Notes (which defect is not waived by the Company) will not constitute valid delivery of a Consent to the Proposed Amendments and will not be counted for purposes of determining whether the Requisite Consents have been obtained therefor. Any beneficial owner whose Notes are registered in the name of a Custodian or held through the Book-Entry Transfer Facility and who wishes to tender its Notes and deliver a Consent should contact such Holder promptly and instruct such Holder to tender its Notes and/or deliver Consents on such beneficial owner's behalf. To validly tender Notes, a Holder is obligated to deliver its Note to the Depositary.

TENDER OF NOTES HELD THROUGH DTC AND DELIVERY OF CONSENTS

         The Depositary and DTC have confirmed that the Tender Offer and the Consent Solicitation are eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Tender Offer by causing DTC to transfer their Notes to the Depositary in accordance with DTC's ATOP procedures for such a transfer. In addition, DTC participants may electronically deliver their Consents pursuant to the Consent Solicitation as part of the electronic transmission of their acceptance of the Tender Offer. DTC will then send an Agent's Message to the Depositary.

         The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering Notes that are the subject of such Book-Entry Confirmation that such DTC participant (i) has received and agrees to be bound by the terms of the Tender Offer and the Consent Solicitation as set forth in this Offer to Purchase and the Letter of Transmittal and that the Company may enforce such agreement against such participant and (ii) consents to the Proposed Amendments and the execution and delivery of the Supplemental Indenture as described in this Offer to Purchase. HOLDERS DESIRING TO TENDER THEIR NOTES ON THE EARLY PARTICIPATION PAYMENT DATE OR THE EXPIRATION SHOULD NOTE THAT SUCH HOLDERS MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF THE ATOP PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC ON SUCH RESPECTIVE DATE.

TENDER OF NOTES HELD IN PHYSICAL FORM AND DELIVERY OF CONSENTS

         THE METHOD OF DELIVERY OF NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES AND DELIVERING CONSENTS. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EARLY PARTICIPATION PAYMENT DATE OR THE EXPIRATION DATE, AS THE CASE MAY BE, TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH RESPECTIVE DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES OR DELIVERIES OF CONSENTS WILL BE ACCEPTED.

SIGNATURE GUARANTEES

         Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States) (an "Eligible Institution"), unless (i) the Letter of Transmittal is signed by the registered Holder of the Notes tendered therewith and payment of the Purchase Price and the Early Participation Payment, if applicable, is to be made, or if any Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Holder and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box on the Letter of Transmittal has been completed, or (ii) such Notes are tendered and Consents delivered for the account of an Eligible Institution.

BOOK-ENTRY TRANSFER

         The Depositary will seek to establish a new account or utilize an existing account with respect to the Notes at DTC (the "Book Entry Transfer Facility") promptly after the date of this Offer to Purchase (to the extent such arrangements have not been made previously by the Depositary), and any financial institution that is a participant in the Book-Entry Transfer Facility system and whose name appears on a security position listing as the owner of the Notes may make book-entry delivery of Notes by causing the Book-Entry Transfer Facility to transfer such Notes into the Depositary's account in accordance with the Book-Entry Transfer Facility's procedures for such transfer. The confirmation of a book-entry transfer of Notes into the Depositary's account at the Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility procedures does not constitute delivery to the Depositary.

OTHER MATTERS

         Notwithstanding any other provision hereof, payment for Notes accepted for payment pursuant to the Tender Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for, or a timely Book-Entry Confirmation with respect to, such Notes, (ii) a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and (iii) any other documents required by the Letter of Transmittal. Under no circumstances will interest be paid on the Purchase Price or the Early Participation Payment, regardless of any delay in making such payments.

         Tenders of Notes and deliveries of Consents pursuant to any of the procedures described above, and acceptance thereof by the Company for purchase, will constitute a binding agreement between the Company and the tendering and consenting Holder of such Notes, upon the terms and subject to the conditions of the Tender Offer and the Consent Solicitation in effect on the date the Notes are accepted for payment.

         By executing a Letter of Transmittal as set forth above (or by tendering Notes through book-entry transfer), and subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered therewith, a tendering Holder (i) irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all the Notes tendered thereby, (ii) waives any and all other rights with respect to the Notes (including, without limitation, the tendering Holder's waiver of any existing or past defaults and their consequences in respect of the Notes and the Indenture under which the Notes were issued), (iii) releases and discharges the Company from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Notes, including without limitation any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption or defeasance of the Notes, (iv) delivers such Holder's consent to the Proposed Amendments and (v) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of such Holder with respect to any such tendered Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Notes for transfer on the relevant security register,
(c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Depositary will have no rights to, or control over, funds from the Company, except as agent for the tendering Holders, for the Purchase Price and/or the Early Participation Payment, as the case may be, and accrued interest for any tendered Notes that are purchased by the Company) and (d) deliver to the Company and the Depositary the Letter of Transmittal as evidence of the Holder's Consent to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture and as certification that consents to the Proposed Amendments duly executed by Holders have been received, all in accordance with the terms of the Tender Offer and the Consent Solicitation.

         All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Notes and deliveries of Consents will be determined by the Company, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Notes or deliveries of Consents will not be considered valid. The Company reserves the absolute right, in its sole discretion, to reject any or all tenders of Notes and deliveries of Consents that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes or of delivery as to accompanying Consents.

         The Company's interpretation of the terms and conditions of the Tender Offer and the Consent Solicitation (including the instructions in the Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Notes or deliveries of Consents must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes and deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. A defective tender (which defect is not waived by the Company) will not constitute a valid Consent. None of the Company, the Depositary, the Trustee, the Information Agent, the Dealer Manager, the Solicitation Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes and accompanying deliveries of Consents, or will incur any liability to Holders for failure to give any such notice.

                 WITHDRAWAL OF TENDERS; REVOCATION OF CONSENTS;
                           ABSENCE OF APPRAISAL RIGHTS

         Holders who tender their Notes in the Tender Offer are obligated to deliver a Consent to the Proposed Amendments. Notes tendered on or prior to the Early Participation Payment Date may be validly withdrawn at any time on or prior to the Withdrawal Deadline (by following the procedures set forth below). The Withdrawal Deadline is 5:00 p.m., New York City Time, on Tuesday, April 13, 2004, unless extended by the Company at its sole discretion. The Company expressly reserves the right to extend the Withdrawal Deadline from time to time or for such period or periods as it may determine in its sole discretion by giving oral (to be confirmed in writing) or written notice of such extension to the Depositary and by making a public announcement by press release to the Dow Jones News Service at or prior to 9:00 a.m., New York City Time, on the next business day following the previously scheduled Withdrawal Deadline. A valid withdrawal of tendered Notes will be deemed a valid revocation of the related Consent if properly revoked on or prior to the Withdrawal Deadline. A Consent may be revoked at any time on or prior to the Withdrawal Deadline, but a valid revocation of a Consent will render a tender of the related Notes, defective. Consents may not be revoked after the Withdrawal Deadline, but if the Tender Offer is terminated thereafter without any Notes having been purchased, the Proposed Amendments will not become operative.

         Holders who wish to exercise their right of withdrawal with respect to the Tender Offer must give written notice of withdrawal by mail, hand delivery or manually signed facsimile transmission, or a properly transmitted "Request Message" through ATOP, which notice must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase (or, in the case of Notes tendered by book-entry transfer, through ATOP) on or prior to the Early Participation Payment Date or at such other permissible times as are described herein. In order to be valid, a notice of withdrawal must specify the name of the person who deposited the Notes to be withdrawn (the "Depositor"), the name in which the Notes are registered (or, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Notes), if different from that of the Depositor, and the principal amount of Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Notes) to the Depositary, the name of the Holder and the certificate number or numbers relating to such Notes withdrawn must also be furnished to the Depositary as aforesaid prior to the physical release of the certificates for the withdrawn Notes (or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Notes). The notice of withdrawal (other than a notice transmitted through ATOP) must be signed by the Holder in the same manner as the Letter of Transmittal (including, in any case, any required signature guarantees), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has the legal authority to withdraw such tender on behalf of the Holder.

         Holders may not rescind withdrawals of tendered Notes. However, validly withdrawn Notes may be retendered by following the procedures therefor described elsewhere in this Offer to Purchase at any time on or prior to the Expiration Date.

         Any Holder who has delivered a Consent, or who succeeds to ownership of Notes in respect of which a Consent has previously been delivered, may validly revoke such Consent on or prior to the Early Participation Payment Date by delivering a written notice of revocation in accordance with the following procedures or a properly transmitted "Request Message" through ATOP. All properly completed and executed Letters of Transmittal and all Agent's Messages consenting to the Proposed Amendments that are received by the Depositary will be counted as Consents with respect to the Proposed Amendments, unless the Depositary receives a written notice of revocation (or a properly transmitted "Request Message" through ATOP) on or prior to the Early Participation Payment Date. In order to be valid, a notice of revocation of Consent must contain the name of the person who delivered the Consent and the description of the Notes to which it relates, the certificate number or numbers of such Notes (unless such Notes were tendered by book-entry transfer), and the aggregate principal amount represented by such Notes. The revocation of Consent (other than a revocation transmitted through ATOP) must be signed by the Holder thereof in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to the Company and the Depositary that the person revoking the Consent has the legal authority to withdraw such Consent on behalf of the Holder. To be effective, a revocation of Consent must be received on or prior to the Early Participation Payment Date by the Depositary, at one of its addresses set forth on the back cover of this Offer to Purchase (or, in the case of Notes tendered by book-entry transfer, through ATOP). A purported notice of revocation that lacks any of the required information or is dispatched to an improper address will not validly revoke a Consent previously given.

         ANY WITHDRAWAL OF PREVIOUSLY TENDERED NOTES OR REVOCATION OF CONSENT OTHERWISE THAN IN ACCORDANCE WITH THE PROVISIONS DESCRIBED ABOVE WILL NOT CONSTITUTE A VALID WITHDRAWAL OR REVOCATION.

          A HOLDER MAY NOT VALIDLY REVOKE A CONSENT UNLESS SUCH HOLDER VALIDLY WITHDRAWS SUCH HOLDER'S PREVIOUSLY TENDERED NOTES, AND THE VALID WITHDRAWAL OF A HOLDER'S NOTES WILL CONSTITUTE THE CONCURRENT VALID REVOCATION OF SUCH HOLDER'S CONSENT. AS A RESULT, A HOLDER WHO VALIDLY WITHDRAWS PREVIOUSLY TENDERED NOTES WILL NOT RECEIVE THE PURCHASE PRICE OR, TO THE EXTENT OTHERWISE SO ENTITLED, THE EARLY PARTICIPATION PAYMENT. ANY WITHDRAWAL OF PREVIOUSLY TENDERED NOTES OR REVOCATION OF A CONSENT OTHERWISE THAN IN ACCORDANCE WITH THE PROVISIONS DESCRIBED ABOVE WILL NOT CONSTITUTE A VALID REVOCATION OF SUCH HOLDER'S CONSENT. ANY NOTES VALIDLY TENDERED AND CONSENTS DELIVERED THAT ARE NOT VALIDLY WITHDRAWN OR REVOKED ON OR PRIOR TO THE WITHDRAWAL DEADLINE MAY NOT BE WITHDRAWN OR REVOKED THEREAFTER.

         All questions as to the form and validity (including time of receipt) of any delivery or revocation of a Consent will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, the Trustee, the Depositary, the Information Agent, the Dealer Manager, the Solicitation Agent or any other person will be under any duty to give notification of any defect or irregularity in any delivery or revocation of a Consent or incur any liability for failure to give any such notification.

         If the Company is delayed in its acceptance for purchase of, or payment for, validly tendered Notes or is unable to accept for purchase or pay for validly tendered Notes pursuant to the Tender Offer for any reason, then, without prejudice to the Company's rights hereunder, tendered Notes may be retained by the Depositary on behalf of the Company (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer).

APPRAISAL RIGHTS

         The Notes are debt obligations of the Company and are governed by the Indenture. There are no appraisal or other similar statutory rights available to Holders in connection with the Tender Offer or the Consent Solicitation.

                         CONDITIONS OF THE TENDER OFFER
                            AND CONSENT SOLICITATION

          Notwithstanding any other provision of the Tender Offer and the Consent Solicitation, the Company will not be required to accept for purchase, or to pay for, Notes validly tendered pursuant to the Tender Offer and the Consent Solicitation and may terminate, extend or amend the Tender Offer and may (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer) postpone the acceptance for purchase of, and payment for, Notes so tendered, if on or after the date of this Offer to Purchase and on or prior to the Expiration Date (each, a "General Condition"):

         (i) There shall have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Tender Offer or the Consent Solicitation, that is, or is reasonably likely to be, in the reasonable judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company, its subsidiaries or its affiliates or which would or might, in the reasonable judgment of the Company, prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation;

         (ii) There shall have occurred any development which would, in the reasonable judgment of the Company, materially adversely affect the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company, its subsidiaries or its affiliates;

         (iii) An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality (collectively, a "Legal Event") that, in the reasonable judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation;

         (iv) There shall have occurred or be likely to occur (a) any event affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company, its subsidiaries or its affiliates that, in the reasonable judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation, or (b) any Legal Event which in the reasonable judgment of the Company is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company, its subsidiaries or its affiliates;

         (v) The Trustee under the Indenture shall have objected in any respect to or taken any action that could, in the reasonable judgment of the Company, adversely affect the consummation of the Tender Offer or the Consent Solicitation or the Company's ability to effect any of the Proposed Amendments or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents (including the form thereof) or in the making of the Tender Offer or the Consent Solicitation or the acceptance of, or payment for, the Notes or the Consents; or

         (vi) There shall have occurred (a) any general suspension of, or limitation on prices for, trading in the United States securities or financial markets, (b) any significant change in the price of the Notes which is adverse to the Company or any of its affiliates, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (f) there is (i) an outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of a national emergency or war by the United States or
(ii) any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (i) or (ii), in the Company's sole judgment, makes it impracticable or inadvisable to proceed with the Tender Offer or the Consent Solicitation, or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

         The conditions to the Tender Offer and the Consent Solicitation are for the sole benefit of the Company and may be asserted by the Company in its sole discretion regardless of the circumstances giving rise to such conditions or may be waived by the Company, in whole or in part, in its sole discretion, whether or not any other condition of the Tender Offer and the Consent Solicitation also is waived. The Company has not made a decision as to what circumstances would lead it to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by the Company concerning the events described in this section shall be final and binding upon all Holders.

         The Tender Offer is not conditioned on the receipt of the Requisite Consents or on any minimum amount of Notes being tendered.

         ALTHOUGH THE COMPANY HAS NO PRESENT PLANS OR ARRANGEMENTS TO DO SO, THE COMPANY RESERVES THE RIGHT TO AMEND, AT ANY TIME, THE TERMS OF THE TENDER OFFER OR THE CONSENT SOLICITATION. THE COMPANY WILL GIVE HOLDERS NOTICE OF SUCH AMENDMENTS AS MAY BE REQUIRED BY APPLICABLE LAW.

                         MARKET AND TRADING INFORMATION

         The Notes are not listed on any national or regional securities exchange or reported on a national quotation system. To the extent that the Notes are traded, prices of the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. Holders are urged to obtain current information with respect to the market prices for the Notes.

                    MATERIAL UNITED STATES FEDERAL INCOME TAX
                                 CONSIDERATIONS

         The following is a general discussion of the material United States federal income tax consequences of the Tender Offer and Consent Solicitation to Holders. This discussion is a summary for general information purposes only and does not consider all aspects of United States federal income taxation which may be relevant to particular Holders in light of their individual investment circumstances or to certain types of Holders subject to special tax rules (e.g., financial institutions, broker-dealers, insurance companies, tax-exempt organizations, persons that hold Notes as part of a "straddle," a "hedge" or a "conversion transaction," persons that acquire Notes in connection with employment or other performance of services, persons that have a functional currency other than the U.S. dollar, and investors in pass-through entities), nor does it address state, local or foreign tax considerations. This summary assumes that Holders have held their Notes as "capital assets" (generally, held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

         For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Notes that for United States federal income tax purposes is: (i) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the United States federal income tax laws; (ii) a corporation, or other entity treated as a corporation for federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, unless otherwise provided by Treasury regulations; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or electing trusts in existence on August 20, 1996 to the extent provided in Treasury regulations.

         A "Non-U.S. Holder" is any beneficial owner of Notes that is not a U.S. Holder or a partnership. If a partnership holds a Note, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partners of partnerships holding the Notes are urged to consult their tax advisors.

ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE TENDER OFFER AND THE CONSENT SOLICITATION.

CONSEQUENCES TO TENDERING AND CONSENTING U.S. HOLDERS

         Sale of a Note. The receipt of cash by a U.S. Holder in exchange for a Note will be a taxable transaction for United States federal income tax purposes. Subject to the market discount rules and the treatment of Early Participation Payments discussed below, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash received (other than amounts attributable to accrued and unpaid interest, if any, and the Early Participation Payment if it is not treated as proceeds from a sale or exchange of a Note for United States federal income tax purposes) and
(ii) the U.S. Holder's adjusted tax basis in the Note (not including any basis attributable to accrued and unpaid interest, if any). Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder held the Note for more than one year at the time of such sale. Certain non-corporate taxpayers (including individuals) are generally subject to reduced rates of United States federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to certain limitations. The cash received attributable to accrued and unpaid interest that has not yet been included in the U.S. Holder's income will be taxable as ordinary income.

         Market Discount. A Note has "market discount" generally if its stated principal amount exceeds its tax basis in the hands of a U.S. Holder immediately after its acquisition, unless a statutorily defined de minimis exception applies. Gain recognized by a U.S. Holder with respect to a Note acquired with market discount will generally be subject to tax as ordinary income to the extent of the market discount accrued during the period the Note was held by such U.S. Holder This rule will not apply to a U.S. Holder who previously had elected to include market discount in income as it accrued for federal income tax purposes.

         Early Participation Payments. The tax treatment of the receipt of an Early Participation Payment by a U.S. Holder whose Note is purchased pursuant to the Tender Offer is subject to uncertainty, because there are no authorities that directly address the treatment of such payments. If treated as additional consideration for the Note, the Early Participation Payment would be treated as part of the amount received, as provided in the discussion above under the caption "Sale of a Note." It is also possible that the Early Participation Payment may be treated as a separate fee that would be subject to tax as ordinary income. In the absence of clear authority, the Company intends to treat Early Participation Payments as additional consideration for the Notes.

CONSEQUENCES TO TENDERING AND CONSENTING NON-U.S. HOLDERS

         Sale of a Note. With the possible exception of the portion attributable to the an Early Participation Payment, the receipt of cash by a Non-U.S. Holder in exchange for a Note, besides amounts attributable to accrued and unpaid interest, will generally not be subject to United States federal income tax if
(i) the disposition is not effectively connected with such Non-U.S. Holder's conduct of a United States trade or business and (ii) if such Non-U.S. Holder is an individual, that individual is present in the United States for fewer than 183 days during the year of receipt and certain other conditions are met.

         Amounts attributable to accrued and unpaid interest paid to a Non-U.S. Holder will not be subject to U.S federal income tax or withholding tax if (i) the interest is not effectively connected with such Non-U.S. Holder's conduct of a United States trade or business; and (ii) the Non-U.S. Holder (A) does not actually or constructively own a 10% or greater interest in the Company, (B) is not a "controlled foreign corporation" with respect to which the Company is related within the meaning of Section 864(d)(4) of the Code; (C) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and (D) provides the appropriate certification as to its non-U.S. status. A Non-U.S. Holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or substantially similar form signed by the Non-U.S. Holder under penalties of perjury certifying that such person is a Non-U.S. Holder and providing a name and address. If a Non-U.S. Holder holds a Note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, unless special rules applicable to qualified intermediaries apply, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8BEN or substantially similar form such Non-U.S. Holder provided to such organization or institution.

         Except in the case of income or gain in respect of the disposition of a Note that is effectively connected with the conduct of a United States trade or business, discussed below, and with the possible exception of gain attributable to the Early Participation Payment, gain recognized by a Non-U.S. Holder which does not qualify for exemption from taxation as described above will be subject to United States federal income tax and withholding at a rate of 30% unless reduced or eliminated by an applicable tax treaty.

         Early Participation Payment. The tax treatment of the receipt of an Early Participation Payment by a Non-U.S. Holder whose Note is purchased pursuant to the Tender Offer is subject to uncertainty as it is for U.S. Holders, as discussed above under "Consequences to Tendering and Consenting U.S. Holders - Early Participation Payment." If it constitutes additional consideration for the Note, the consequences should be as discussed above under "Consequences to Tendering and Consenting Non-U.S. Holders-Sale of a Note." If the Early Participation Payment is treated as a separate fee, the United States federal income tax consequences to a Non-U.S. Holder are unclear. The Withholding Agent with respect to a Non-U.S. Holder might withhold United States federal income tax on the Early Participation Payment as discussed above for payments to Non-U.S. Holders that do not otherwise qualify for exemption from taxation. In the event of such withholding, a Non-U.S. Holder may choose to file a claim with the IRS for a refund of such withheld amounts.

         Effectively Connected Income or Gain. Income or gain on the sale of a Note held by a Non-U.S. Holder that is effectively connected with the conduct of a United States trade or business is not subject to United States federal withholding tax, provided that the Non-U.S. Holder furnishes a properly excluded IRS Form W-8ECI to the Company, but such Non-U.S. Holder is subject to regular United States federal income tax on that income or gain in the same manner as a U.S. Holder, and general United States federal income tax return filing requirements will apply. In addition, if the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected adjusted earnings and profits for the taxable year of the sale, unless it qualifies for a lower rate under an applicable income tax treaty.

CONSEQUENCES TO NON-TENDERING HOLDERS

         Generally, the modification of a debt instrument will be treated, for federal income tax purposes, as a "deemed" exchange of an old debt instrument for a new debt instrument if such modification is "significant" as specially determined for federal income tax purposes. While Treasury Regulations provide that a modification that adds, deletes or alters customary accounting and financial covenants is not a significant modification, the proposed amendments (including the deletion of certain defaults) may be viewed as extending beyond such modifications. In the case of the adoption of the Proposed Amendments, although the issue is not free from doubt, the Company intends to take the position that the adoption of such amendments does not constitute a "significant modification" of the terms of the Notes for United States federal income tax purposes. In such case, a Holder who does not tender its Notes pursuant to the Tender Offer would not recognize any gain or loss for United States federal income tax purposes as a result of the adoption of the Proposed Amendments, and such Holder would continue to have the same tax basis and holding period with respect to the Notes as it had before the adoption.

         If the adoption of the Proposed Amendments were treated as a significant modification of the terms of the Notes, however, a non-tendering Holder would be treated as having exchanged its "old" Notes for "new" Notes for United States federal income tax purposes. Were both the "old" Notes and the "new" Notes to be treated as "securities" within the meaning of Section 354 of the Code, such exchange could be treated as a tax-free recapitalization, in which case such non-tendering Holder would not recognize any gain or loss. Because the "new "Notes would not be deemed to have a remaining term to maturity of less than 5 years, the "new" Notes would likely be "securities," but this conclusion is not certain. If the "old" Notes or "new" Notes were not treated as "securities" for federal income tax purposes, a non-tendering U.S. Holder or Non-U.S. Holder would recognize interest income, market discount, gain, or loss to the extent and subject to the conditions discussed above under "Consequences to Tendering and Consenting U.S. Holders" or "Consequences to Tendering and Consenting Non-U.S. Holders," as applicable, with respect to the sale of a Note, treating the issue price (as described below) of the "new" Notes as the amount received. In such case, the non-tendering Holder's holding period in the "new" Notes would begin the day after the effective date of the Proposed Amendments and such non-tendering Holder's basis in the "new" Notes would equal the issue price thereof.

         In the case of a deemed exchange, if neither the "old" Notes nor the "new" Notes deemed exchanged therefor are traded on an established securities market (for purposes of the original issue discount provisions of the Code), the issue price of such "new" Notes should equal their stated principal amount. If either the "old" Notes or the "new" Notes are so traded, the issue price of the "new" Notes would equal the fair market value of the publicly traded Notes (of the "new" Notes, if both the "new" Notes and the old Notes are publicly traded) as of the date the "new" Notes are deemed to be issued. In any such case, the "new" Notes may be issued with original issue discount if their stated redemption price at maturity exceeds their issue price, or, alternatively, may be issued with bond premium (which may be amortizable to the extent provided in Section 171 of the Code) if the adjusted tax basis of the "new" Notes exceeds the amount payable at maturity. Except where it falls under a statutory de minimis rule, any original issue discount would be required to be included in the income of the Holders of the "new" Notes on a constant yield basis over the term of the "new" Notes and in advance of cash payments attributable to such income.

BACKUP WITHHOLDING

         U.S. Holders. A U.S. Holder may be subject to backup withholding with respect to the receipt of cash in exchange for a Note unless the U.S. Holder provides the Company a correct Taxpayer Identification Number ("TIN") and certifies that the U.S. Holder is a United States person, the TIN is correct (or that the U.S. Holder is awaiting a TIN) and the U.S. Holder either (a) is exempt from backup withholding, (b) has not been informed by the IRS that backup withholding is required due to underreporting of interest and dividends from payments made to the U.S. Holder or (c) has been informed by the IRS that backup withholding is no longer required, which information may be provided on IRS Form W-9. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Any amount paid as backup withholding would be creditable against the U.S. Holder's United States federal income tax liability, provided that the requisite information is provided to the IRS.

         Non-U.S. Holders. The amount of the interest, Early Participation Payment, and proceeds paid to a Non-U.S. Holder in exchange for a Note may be subject to backup withholding, unless status as a Non- U.S. Holder is certified on an IRS Form W-8BEN or substantially similar form in the manner described above under "Consequences to Tendering and Consenting Non-U.S. Holders." Even without having executed an IRS Form W-8BEN or substantially similar form, however, in some cases backup withholding may not apply to proceeds received upon the sale of a Note if the proceeds are received through a broker's foreign office.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TENDER OF NOTES PURSUANT TO THE TENDER OFFER, THE CONSENT SOLICITATION AND THE ADOPTION OF THE PROPOSED AMENDMENTS.

                       DEALER MANAGER; SOLICITATION AGENT;
                          INFORMATION AGENT; DEPOSITARY

         The Company has retained Banc of America Securities LLC to act as the Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. In its capacity as Dealer Manager and Solicitation Agent, Banc of America Securities LLC may contact Holders regarding the Tender Offer and Consent Solicitation and may request Custodians to forward this Offer to Purchase and related materials to beneficial owners of Notes.

         The Dealer Manager and Solicitation Agent is providing services to the Company with respect to the Tender Offer and Consent Solicitation, and affiliates of the Dealer Manager and Solicitation Agent are lenders under certain loan agreements with, and the issuer of certain letters of credit entered into in favor of, certain of the Company's affiliates. In addition, the Dealer Manager and Solicitation Agent has provided, and may provide in the future, financial, advisory, investment banking and general banking services to the Company and its affiliates, for which it has received and would receive customary fees and commissions, in addition to being reimbursed by the Company for its out-of-pocket expenses in connection with the Tender Offer and Consent Solicitation.

         At any given time, the Dealer Manager and Solicitation Agent may trade the Notes or other securities of the Company for its own account, or for the accounts of its customers, and accordingly, may hold a long or short position in the Notes or those securities. The Dealer Manager and Solicitation Agent is not obligated to make a market in the Notes.

         The Company has also agreed to indemnify Banc of America Securities LLC and its affiliates against certain liabilities, including certain liabilities under federal or state law or otherwise caused by, relating to or arising out of the Tender Offer and Consent Solicitation.

         Global Bondholder Services Corporation has been appointed the Information Agent with respect to the Tender Offer and Consent Solicitation. The Company will pay the Information Agent customary fees for its services and reimburse the Information Agent for its reasonable out-of-pocket expenses in connection therewith. The Company has also agreed to indemnify the Information Agent for certain liabilities. Requests for additional copies of the documentation may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase.

         Global Bondholder Services Corporation has been appointed the Depositary for the Tender Offer and the Consent Solicitation. All deliveries and correspondence sent to the Depositary should be directed to one of the addresses set forth on the back cover of this Offer to Purchase. The Company will pay the Depositary customary fees for its services and reimburse the Depositary for its reasonable out-of-pocket expenses in connection therewith. The Company has also agreed to indemnify the Depositary for certain liabilities.

         In connection with the Tender Offer and the Consent Solicitation, directors and officers of the Company and its respective affiliates may solicit tenders and Consents by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. Directors and officers of the Company will not be specifically compensated for these services. The Company will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offer to Purchase and related documents to the beneficial owners of the Notes and in handling or forwarding tenders of Notes and deliveries of accompanying Consents by their customers.

                                  MISCELLANEOUS

         The Tender Offer and the Consent Solicitation are not being made to (nor will tenders of Notes or deliveries of Consents be accepted from or on behalf of) Holders of Notes in any jurisdiction in which the making or acceptance of the Tender Offer and the Consent Solicitation would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make or extend the Tender Offer and the Consent Solicitation in any such jurisdiction.

         No person has been authorized to give any information or make any representation on behalf of the Company that is not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation should not be relied upon.

                                 RFS Partnership, L.P.
                                 RFS 2002 Financing, Inc.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                     ANNEX A

                             THE PROPOSED AMENDMENTS

          The following is a description of the Proposed Amendments to certain restrictive covenants and certain of the event of default provisions of the Indenture.

          If the Proposed Amendments become operative, the provisions set forth in the form of italicized clauses below will be deleted from the Indenture. The Proposed Amendments may also delete those definitions from the Indenture that are used only in provisions that would be eliminated as a result of the elimination of the following provisions and cross-references to provisions in the Indenture that have been deleted as a result of the Proposed Amendments will be revised to reflect such deletions.

         The provisions of the Indenture reprinted below are qualified in their entirety by reference to the Indenture. Capitalized terms used in this Annex A without definition have the same meanings as set forth in the Indenture.

         IF THE REQUISITE CONSENTS ARE RECEIVED FROM THE HOLDERS OF AT LEAST A MAJORITY OF THE HOLDERS OF THE OUTSTANDING AMOUNT, THE FOLLOWING SECTIONS OF THE INDENTURE WILL BE ELIMINATED:

SECTION 4.3    SEC REPORTS AND REPORTS TO HOLDERS

         Whether or not the Company and the Parent are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Parent shall deliver or make available to the Trustee (and if the Company and the Parent are not subject to such reporting requirements, to each Holder of Notes), within five days after the Company and the Parent are or would have been (if the Company and the Parent were subject to such reporting obligations) required to file such statements with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company and the Parent were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission shall not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission. In addition, the Issuers and the Guarantors agree that, prior to consummation of the Exchange Offer, they shall make available to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4    COMPLIANCE CERTIFICATE

                  (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers, the Parent and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers, the Parent and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers, the Parent and their respective Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto. The Issuers shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

                  (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

SECTION 4.5    TAXES

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION 4.7 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

                  (a) Except as set forth in this Section 4.7, the Company and the Parent shall not, and neither the Company nor the Parent shall permit any of their respective Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing if, on the date of such incurrence (the "Incurrence Date"), (x) no Default or Event of Default shall have occurred and be continuing at the time of, or would exist after giving effect on a pro forma basis to, such incurrence of Indebtedness, and (y) the Consolidated Coverage Ratio of the Parent for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.00 to 1.00 (the "Debt Incurrence Ratio"), then:


                           (1) the Company and the Parent and their respective
Subsidiaries may incur Indebtedness (other than Secured Indebtedness and Subsidiary Indebtedness), (including Disqualified Capital Stock) if, after giving effect to, on a pro forma basis, such incurrence and the receipt and application of proceeds therefrom, the aggregate amount of all outstanding Indebtedness and Disqualified Capital Stock of the Parent and its Subsidiaries, including the Company and its Subsidiaries, determined on a consolidated basis, without duplication, is less than or equal to 65% of the Adjusted Total Assets of the Parent and its Subsidiaries, including the Company and its Subsidiaries; and

                           (2) the Company and the Parent and their respective
Subsidiaries may incur Secured Indebtedness and the Parent's Subsidiaries, excluding the Company but including the Company's Subsidiaries, may incur Subsidiary Indebtedness (including Disqualified Capital Stock), if, after giving effect, on a pro forma basis, to such incurrence of Indebtedness and the receipt and application of proceeds therefrom, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness (including Disqualified Capital Stock), of the Parent and its Subsidiaries (including outstanding amounts of Refinancing Indebtedness in respect of Secured Indebtedness and Subsidiary Indebtedness and Disqualified Capital Stock), including for purposes of Secured Indebtedness only, the Secured Indebtedness of the Company, determined on a consolidated basis, without duplication, is less than or equal to 45% of the Adjusted Total Assets of the Parent and its Subsidiaries, including the Company and its Subsidiaries.


                  (b) The foregoing limitations of this Section 4.7 shall not prohibit the Company's incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this clause (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $175 million, minus the amount of any such Indebtedness
(1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 herein or (2) assumed by a transferee in an Asset Sale so long as neither the Company, any of Guarantors nor any the Parent's or the Company's Subsidiaries continues to be an obligor under such Indebtedness.

                  (c) Indebtedness (including Disqualified Capital Stock) of any Person that is outstanding at the time such Person becomes a Subsidiary (including upon designation of any subsidiary or other Person as a Subsidiary) of either or both of the Company or the Parent or is merged with or into or consolidated with either or both of the Company or the Parent or a Subsidiary of either or both of the Company and the Parent shall be deemed to have been incurred at the time such Person becomes or is designated a Subsidiary of either or both of the Company and the Parent or is merged with or into or consolidated with either or both of the Company and the Parent or a Subsidiary, as applicable.


                  (d) Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, subject to clause (a)(2) of this Section 4.7, a guarantee of Indebtedness of either or both of the Company or the Parent or of the Indebtedness of another Guarantor incurred in accordance with the terms of this Indenture issued at the time such Indebtedness was incurred or, if later, at the time the guarantor thereof became a Subsidiary of the Company or the Parent shall not constitute a separate incurrence, or amount outstanding, of Indebtedness for purposes of the foregoing provisions (other than clause (a)(2) of this Section 4.7). Upon each incurrence of Indebtedness, the Company may designate pursuant to which provision of this Section 4.7 such Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7, except as stated otherwise in the foregoing provisions.

SECTION 4.8    LIMITATION ON LIENS

                  (a) The Company and the Parent shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any Indebtedness, unless the Company and the Parent provide, and cause their respective Subsidiaries to provide, concurrently therewith, that the Notes and the applicable Guarantees are equally and ratably so secured.


                  (b) Notwithstanding the foregoing, the Company and the Parent may, and may permit their respective Subsidiaries to incur, assume or suffer to exist Liens of any kind upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing Indebtedness in an aggregate amount outstanding at any time (including outstanding amounts of Refinancing Indebtedness), without duplication, less than or equal to 45% of Adjusted Total Assets of the Parent and its Subsidiaries, including the Company and its Subsidiaries, determined on a consolidated basis.

SECTION 4.9    LIMITATION ON RESTRICTED PAYMENTS

                  (a) The Company and the Parent shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:


                           (1) a Default or an Event of Default shall have
occurred and be continuing,

                           (2) the Company is not permitted to incur at least
$1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio and clauses (a)(1) or (a)(2) of Section 4.7 hereof, or

                           (3) the aggregate amount of all Restricted Payments
made by the Company and the Parent and their respective Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

                                    (A) 95% of the aggregate Funds From
Operations (determined by excluding income resulting from transfers of assets by the Company or the Parent or any of their respective Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company's and the

Parent's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Funds From Operations for such period is a deficit, then minus 100% of such deficit), plus

                                    (B) the aggregate Net Cash Proceeds received
by the Company or the Parent from the sale of Qualified Capital Stock (other than (i) to a Subsidiary of either or both of the Company or the Parent and (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment or, to avoid duplication, otherwise given credit for in any provision of clauses (b) or (c) hereof), after the Issue Date, plus

                                    (C) except in each case, in order to avoid
duplication, to the extent any such payment or proceeds have been included in the calculation of Funds From Operations, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or the Parent or any of their respective Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or the Parent or any of their Subsidiaries in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition, plus

                                    (D) the purchase price of noncash tangible
assets acquired in exchange for an issuance of Qualified Capital Stock of either of the Company or the Parent on or after the Issue Date (other than, in order to avoid duplication, acquisitions that constitute Permitted Investments and other than from the Parent, the Company or any of their respective Subsidiaries).


                  (b) Notwithstanding clause (a) of this Section 4.9, so long as the Parent is otherwise maintaining its status as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the Company or the Parent may declare or pay any dividend or make any distribution that is necessary to maintain the Parent's status as a REIT under the Code if at the time of such declaration (or, if there is no declaration, at the time of payment):

                           (1) the aggregate principal amount of all outstanding
Indebtedness of the Parent and its Subsidiaries, including the Company and its Subsidiaries, on a consolidated basis at such time is less than 65% of Adjusted Total Assets; and

                           (2) no Default or Event of Default shall have
occurred and be continuing.

         The full amount of all Restricted Payments made pursuant to clause (b) of this Section 4.9, however, shall be counted as Restricted Payments for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.9.

                  (c)  Clause (a) under this section 4.9 shall not prohibit:

                           (1) a Qualified Exchange, or

                           (2) the payment of any dividend on Qualified Capital
Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

         Clauses (a)(2) and (a)(3) of this Section 4.9 shall not prohibit:

                           (3) repurchases of Capital Stock from the Company's
or the Parent's employees or directors (or their heirs or estates) or from employees or directors (or their heirs or estates) of Company's or the Parent's Subsidiaries upon the death, disability or termination of employment in an aggregate amount to all employees and directors (or their heirs and estates) not to exceed $500,000 per year or $3 million in the aggregate on and after the Issue Date, or

                           (4) any dividend, distribution or other payments by
any Subsidiary of the Company or the Parent (other than the Company) on its Equity Interests that is paid pro rata to all holders of such Equity Interests.

         The provisions of clause (a) under this Section 4.9 shall not prohibit:

                           (5) Restricted Payments pursuant to this clause
(c)(5) in an aggregate amount not to exceed $25 million.

                  (d) The full amount of any Restricted Payment made pursuant to the foregoing clauses (c)(2), (c)(3), (c)(4) and (c)(5) (but not pursuant to clause (c)(1)), however, shall be counted as Restricted Payments for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.9.

                  (e) For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Not later than (1) 45 days following the end of any calendar quarter in which any Restricted Payment is made, and (2) 10 days after the making of any Restricted Payment which, when added to the sum of all Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $5 million (other than payments of quarterly dividends on Capital Stock of the Company or the Parent in the ordinary course of business), the Parent and the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payments, stating the amount of such Restricted Payments, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payments were made and certifying that such Restricted Payments were made in compliance with the terms of this Indenture.

SECTION 4.10 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         The Company and the Parent shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of their respective Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of the Company or the Parent or any of their respective Subsidiaries, except:

                           (1) restrictions imposed by the Notes or this
Indenture or by other Indebtedness ranking pari passu with the Notes or the Guarantees, as applicable; provided, that such restrictions are not more restrictive, taken as a whole, than those imposed by this Indenture and the Notes;

                           (2) restrictions imposed by applicable law;

                           (3) existing restrictions under Existing
Indebtedness;

                           (4) restrictions under any Acquired Indebtedness not
incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or the Parent or any of their respective Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

                           (5) restrictions imposed by Indebtedness incurred
under the Credit Agreement permitted to be incurred pursuant to Section 4.7; provided, that such restrictions or requirement are no more restrictive in any material respect than that imposed by the Credit Agreement as of the Issue Date,

                           (6) restrictions with respect solely to any
Subsidiary of either or both of the Company or the Parent imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

                           (7) in connection with and pursuant to permitted
Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3) or (4) or this clause (7) of this Section 4.10 that are not more restrictive in any material respect than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced;

                           (8) customary provisions restricting subletting or
assignment of any lease entered into in the ordinary course of business, consistent with industry practice;

                           (9) any asset subject to a Lien which is not
prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien; and

                           (10) restrictions imposed by Indebtedness incurred
under clause (a)(2) of Section 4.7 hereof (whether such restrictions are contained in the terms of such Indebtedness or are required by the terms of agreements governing such Indebtedness to be contained in the organizational documents governing the Subsidiary which incurred such Indebtedness).

SECTION 4.11    LIMITATION ON LINES OF BUSINESS

         Neither the Company, the Parent, nor any of their respective Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors, is a Related Business.

SECTION 4.12    LIMITATION ON TRANSACTIONS WITH AFFILIATES

         Neither the Company, the Parent nor any of their respective Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company or the Parent, as the case may be, and no less favorable to the Company or the Parent than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $2 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Parent's Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10 million, unless in addition the Company or the Parent, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company or the Parent from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

SECTION 4.15    LIMITATION ON ISSUANCES OF GUARANTEES BY SUBSIDIARIES

         The Company shall not permit any of its Subsidiaries and the Parent shall not permit any of its Subsidiaries, directly or indirectly, to guarantee any Indebtedness of either or both of the Company or the Parent or of any Guarantor, including any Indebtedness under the Credit Agreement that ranks equally with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless:

                           (1) such Subsidiary simultaneously executes and
delivers a supplemental indenture to this Indenture providing for a guarantee of the Notes by such Subsidiary, and

                           (2) such Subsidiary waives and agrees not to, in any
manner whatsoever, claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, the Parent or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee;

provided, that this provision shall not be applicable to any guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and which was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. If the Guaranteed Indebtedness ranks equally in right of payment with the Notes, then the guarantee of such Guaranteed Indebtedness shall rank equally in right of payment with, or subordinate in right of payment to, the Guarantee. If the Guaranteed Indebtedness is subordinate in right of payment to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes.

SECTION 4.16    LIMITATION ON LAYERING INDEBTEDNESS

         The Company or the Parent shall not and shall not permit any of their respective Subsidiaries to incur any Indebtedness that is contractually subordinated in right of payment to any of either or both of the Company's or the Parent's Indebtedness or the Indebtedness of any Guarantor unless such Indebtedness is as contractually subordinated in right of payment to the Notes or such Guarantor's Guarantee, as applicable, at least to the same extent as it is to such other Indebtedness.

SECTION 4.17    RESTRICTION ON ACTIVITIES OF FINANCE

         Notwithstanding anything in this Indenture to the contrary, Finance shall not (a) own any material assets, (b) become liable for any obligations or Indebtedness other than the Notes (including any additional Notes incurred pursuant to Section 4.7 hereof) pursuant to the terms of this Indenture, or (c) engage in any business activities other than the co-issuance of the Notes (including any additional Notes incurred pursuant to Section 4.7 hereof).

SECTION 4.18    LIMITATION ON STATUS AS INVESTMENT COMPANY

         The Company and the Parent and their respective Subsidiaries shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION 4.19    MAINTENANCE OF PROPERTIES AND INSURANCE

         The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.20 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture, and, to the extent applicable, (b) as otherwise permitted under Section 4.13 hereof.

         The Company and Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

SECTION 4.20    CORPORATE EXISTENCE

         Subject to Section 4.14 and Article V hereof, the Company and the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, the Parent or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company, the Parent and their respective Subsidiaries; provided, however, that the Company and the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Parent and their respective Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION 5.1    MERGER, CONSOLIDATION OR SALE OF ASSETS

         Neither the Company nor the Parent shall consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of their assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

                  (a) either (1) the Company or the Parent, as applicable, is the continuing entity or (2) the resulting, surviving or transferee entity, as applicable, is an entity organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's or the Parent's, as applicable, obligations in connection with the Notes or the Guarantee, as applicable;

                  (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

                  (c) unless such transaction is solely the merger of the Company or the Parent and one of a Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reorganization into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio and clauses (a)(1) or (a)(2) of Section 4.7 hereof; and

                  (d) each Guarantor shall have, if necessary, confirmed in writing that its Guarantee shall apply to the obligations of the Company, or the surviving entity in accordance with the Notes and this Indenture.

SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED

         Upon any consolidation or merger, the successor entity formed by such consolidation or into which the Company or the Parent is merged shall succeed to and (except in the case of a lease or any transfer of all or substantially all of the Company's or the Parent's assets) be substituted for, and may exercise every right and power of, the Company or the Parent, as applicable, under this Indenture with the same effect as if such successor entity had been named therein as the Company or the Parent, as applicable, and (except in the case of a lease or any transfer of all or substantially all of the Company's or the Parent's assets) the Company or the Parent, as applicable, shall be released from the obligations under this Indenture, the Notes and the Guarantee, as applicable, except with respect to any obligations that arise from, or are related to, such transaction.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's or the Parent's interest in which constitutes all or substantially all of the Company's or the Parent's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's or the Parent's properties and assets.

SECTION 6.1.2    EVENTS OF DEFAULT

         An "Event of Default," wherever used herein, means any one of the following events:

                           (3) the Company's failure or the failure by the
Parent or any of their respective Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Section 4.13, 4.14 and 5.1, the continuance of such failure for a period of 30 days;

                           (4) a court having jurisdiction in the premises
enters a decree or order for (a) relief in respect of the Company, the Parent or any of their respective Significant Subsidiaries in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Parent or any of their respective Significant Subsidiaries or for all or substantially all of the property and assets of the Company, the Parent or any of their respective Significant Subsidiaries or (c) the winding up or liquidation of the affairs of the Company, the Parent or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or,

                           (5) the Company, the Parent or any of their
respective Significant Subsidiaries (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Parent or any of their respective Significant Subsidiaries or for all or substantially all of the property and assets of the Company, the Parent or any of their respective Significant Subsidiaries or (c) effects any general assignment for the benefit of creditors;

                           (6) a default occurs (after giving effect to any
waivers, amendments, applicable grace periods or any extension of any maturity date) in any of the Company's or the Parent's Indebtedness or the Indebtedness of any of their respective Subsidiaries with an aggregate amount outstanding in excess of $7.5 million (or if such Indebtedness is Non-Recourse Indebtedness, $20 million) (a) resulting from the obligor's failure to pay principal of or interest on such Indebtedness, or (b) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                           (7) final unsatisfied judgments not covered by
insurance aggregating in excess of $7.5 million, at any one time rendered against the Company or the Parent or any of their respective Subsidiaries and not stayed, bonded or discharged within 60 days; and

                           (8) any Guarantee of a Guarantor ceases to be in full
force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee.

      The Depositary for the Tender Offer and the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION
                                  By Facsimile:
                        (For Eligible Institutions Only):
                                 (212) 430-3775

                              Confirm by Telephone:
                                 (212) 430-3774

                       By Mail, Hand or Overnight Courier:
                             65 Broadway - Suite 704
                               New York, NY 10006

                  Any questions or requests for assistance may be directed to Banc of America Securities LLC at the address and telephone number set forth below. Requests for additional copies of this Offer to Purchase or the Letter of Transmittal may be directed to the Information Agent. Requests for copies of the Indenture and the form of the Supplemental Indenture may also be directed to the Information Agent. Beneficial owners may also contact their Custodian for assistance concerning the Tender Offer and the Consent Solicitation.

   The Information Agent for the Tender Offer and the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION
                             65 Broadway - Suite 704
                               New York, NY 10006
                             Attn: Corporate Actions

                     Banks and Brokers call: (212) 430-3774
                            Toll free: (866) 873-6300


       The Dealer Manager and the Solicitation Agent for the Tender Offer
                        and the Consent Solicitation is:

                         BANC OF AMERICA SECURITIES LLC
                         214 N. Tryon Street, 17th Floor
                               Charlotte, NC 28255
                     Attention: High Yield Special Products
                         (888) 292-0070 (U.S. Toll Free)
                            (704) 388-4813 (Collect)